UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2015 (January 20, 2015)

Fifth Street Finance Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33901	26-1219283
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 West Putnam Avenue, 3rd Floor

Greenwich, CT 06830

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (203) 681-3600

______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Fifth Street Finance Corp. (the “Company”) announced that its Board of Directors approved certain management changes on January 20, 2015. Specifically, effective January 20, 2015, Leonard M. Tannenbaum will step down as Chief Executive Officer of the Company, and effective January 21, 2015, Todd G. Owens was promoted to Chief Executive Officer from his former role as President. The Board of Directors also promoted Ivelin M. Dimitrov to President of the Company, effective January 21, 2015. Mr. Tannenbaum will continue in his role as Chief Executive Officer of Fifth Street Management LLC (“FSM”), the Company’s investment adviser. FSM is partially and indirectly owned by Fifth Street Asset Management Inc., where Mr. Tannenbaum is also the Chief Executive Officer.

The Company issued a press release on January 22, 2015 to announce these changes, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated January 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2015	FIFTH STREET FINANCE CORP.

	By:	/s/ David H. Harrison
	Name:	David H. Harrison
	Title:	Chief Compliance Officer